SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2010

Swinging Pig Productions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-52979 (Commission File Number)	75-3160134 (IRS Employer Identification No.)
18 W. 21st Street, 5th Floor, New York, NY 10010 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 727-9272

______________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 30, 2010, Swinging Pig Productions, Inc. (the “Registrant”) dismissed Seale and Beers, CPAs (“Seale”) as the Registrant’s principal accountant effective on such date. Seale was the Registrant’s independent registered public accounting firm from August 6, 2009, the date of appointment, until March 30, 2010, the date of dismissal. The Registrant engaged Q Accountancy Corporation (“QAC”) as its new principal accountant effective as of March 30, 2010. The decision to change accountants was recommended and approved by the Registrant’s Board of Directors.

None of the reports of Seale with respect to the quarterly periods ended June 30, 2009 and September 30, 2009, the only periods for which Seale provided such a report, contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of a qualification with respect to uncertainty as to the Registrant’s ability to continue as a going concern.

During the period from August 6, 2009, the date of appointment of Seale, through March 30, 2010, the date of dismissal of Seale, there were no disagreements with Seale on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Seale, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant engaged QAC as the Registrant’s new independent accountant as of March 30, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through March 30, 2010, the Registrant nor anyone on the Registrant’s behalf engaged QAC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

The Registrant has made the contents of this Form 8-K available to Seale and requested it to furnish a letter to the Securities and Exchange Commission as to whether Seale agrees or disagrees with, or wishes to clarify the Registrant’s expression of its views. A copy of such letter is attached hereto as Exhibit 16.1.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2010, the board of directors of the Registrant accepted the resignation of Julie Mirman as President and as a director of the Registrant and appointed Michael Davis to the office of President and as a director of the Registrant.

Ms. Mirman’s resignation was not the result of any disagreement with the policies, practices or procedures of the Registrant. The resignation of Ms. Mirman is attached hereto as exhibit 17.1.  Ms. Mirman continues to hold 600,000 shares of the Registrant’s common stock, or approximately 28% of the issued and outstanding.

Since 1987, Michael Davis, 44, has provided professional golf teaching services to various golf clubs in California. Mr. Davis attended California Lutheran University where he studied business and marketing.  Mr. Davis is not an officer or director of any other reporting company.

The Registrant does not anticipate entering into an employment agreement with Mr. Davis. However, Mr. Davis may receive compensation form the Registrant at some point in the future, the terms of which will be disclosed when available.  Mr. Davis does not own any shares of the Registrant’s common stock.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
16.1	Letter from Seale and Beers, CPAs
17.1	Resignation of Julie Mirman as President and director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Swinging Pig Productions, Inc.

Date: March 31, 2010	By:	/s/ Michael Davis
Michael Davis President